Exhibit 5.1

Vinson & Elkins L.L.P.

3700 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201-2975

Republic Companies Group, Inc.

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel for Republic Companies Group, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “1933 Act”) of up to 6,900,000 shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-124758) (as it may hereafter be amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2005. The Shares will be offered and sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company, J.P. Morgan Securities Inc., Banc of America Securities LLC, Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P.

In connection with this opinion, we have assumed that the Registration Statement will have become effective and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus. We have further assumed that the Form of Amended and Restated Certificate of Incorporation of the Company attached as Exhibit 3.1 to the Registration Statement will have been filed with and accepted by the Secretary of State of the State of Delaware.

Before rendering the opinion hereinafter set forth, we examined, among other things, the proposed form of Underwriting Agreement, the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Form of Amended and Restated Certificate of Incorporation attached as Exhibit 3.1 to the Registration Statement, the Company’s Bylaws, resolutions of the Company’s Board of Directors, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information that is in the possession of the Company relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company’s duly authorized representatives.

We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us (other than the Company’s Amended and Restated Certificate of Incorporation, the Form of Amended and Restated Certificate of Incorporation attached as Exhibit 3.1 to the Registration Statement and the Bylaws) do not modify the terms that appear in any such document. In addition, we have assumed that (i) the Shares will be issued in accordance with the terms of the Underwriting Agreement, (ii) the full consideration for each Share will be received by the Company and will not be less than the par value for each Share, and (iii) certificates evidencing the Shares will be properly executed and delivered in accordance with the Delaware General Corporation Law (the “DGCL”).

Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, when issued and sold by the Company in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

Very truly yours,

VINSON & ELKINS L.L.P.